As filed with the Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVEVOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3447941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

655 Montgomery Street Suite 1000 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

LiveVox Holdings, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

John DiLullo

655 Montgomery Street

Suite 1000

San Francisco, CA 94111(844) 207-6663

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Aaron Ross Chief Legal Officer LiveVox Holdings, Inc. 655 Montgomery Street Suite 1000 San Francisco, CA 94111 (844) 207-6663

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

LiveVox Holdings, Inc. (“LiveVox” or the “Company”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 5,013,643 additional shares of Class A Common Stock, $0.0001 par value per share, of the registrant (the “Class A Common Stock”), which represent shares of Class A Common Stock reserved and available for delivery with respect to awards under the Company’s 2021 Equity Incentive Plan (the “Plan”) and shares of Class A Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. In accordance with General Instruction E of Form S-8, and only with respect to the Class A Common Stock being registered under the Plan, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-258887 and 333-263508, filed by the Company with the Commission on August 18, 2021 and March 11, 2022, respectively, relating to the Plan, except to the extent superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 2, 2023; and

(b) The description of the Company’s Class A Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of LiveVox Holdings, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company on June 24, 2021 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of LiveVox Holdings, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Company on June 24, 2021 and incorporated herein by reference)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	LiveVox Holdings, Inc. 2021 Equity Incentive Plan (filed as Exhibit 10.10 to the Current Report on Form 8-K of the Company on June 24, 2021 and incorporated herein by reference)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this Registration Statement)

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 2, 2023.

LIVEVOX HOLDINGS, INC.

By:	/s/ Gregg Clevenger
Name: Gregg Clevenger
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John DiLullo, Gregg Clevenger and Aaron Ross, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement including post-effective amendments, thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ John DiLullo
John DiLullo	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2023

/s/ Gregg Clevenger
Gregg Clevenger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2023

/s/ Rishi Chandna
Rishi Chandna	Director	March 2, 2023

/s/ Marcello Pantuliano
Marcello Pantuliano	Director	March 2, 2023

/s/ Doug Ceto
Doug Ceto	Director	March 2, 2023

/s/ Bernhard Nann
Bernhard Nann	Director	March 2, 2023

/s/ Stewart Bloom
Stewart Bloom	Director	March 2, 2023

/s/ Robert D. Beyer
Robert D. Beyer	Director	March 2, 2023

/s/ Todd M. Purdy
Todd M. Purdy	Director	March 2, 2023

/s/ Leslie C.G. Campbell
Leslie C.G. Campbell	Director	March 2, 2023

/s/ Susan Morisato
Susan Morisato	Director	March 2, 2023

/s/ Kathleen Pai
Kathleen Pai	Director	March 2, 2023

/s/ Louis Summe
Louis Summe	Director	March 2, 2023